UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023 (June 23, 2023)

BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 8:30 a.m. (Pacific Time) on June 23, 2023, BlackRock TCP Capital Corp. (“TCPC” or the “Company”) reconvened its 2023 Annual Meeting of Stockholders via live Internet webcast (the “Meeting”) with respect to the proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in the annual proxy statement (the “Proposal”).  As set forth below, an insufficient number of affirmative votes was received with respect to the Proposal and it did not pass:

For	Against	Abstained	Broker Non-Votes
22,413,869	4,517,457	678,393	0

The vote on the above proposal, adjusted for 302,179 affiliated shares that voted on the proposal, was as follows:

For	Against	Abstained	Broker Non-Votes
22,111,690	4,517,457	678,393	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK TCP CAPITAL CORP.

Date: June 26, 2023

	By:	/s/ Laurence D. Paredes
	Name:	Laurence D. Paredes
	Title:	Secretary